Exhibit 99.1
News Release

Contact:	Randy Belote (Media) (703) 875-8525

Paul Gregory (Investors) (310) 201-1634
Northrop Grumman to Consolidate Gulf Coast Shipyards and Explore Strategic Alternatives for Shipbuilding Business
•	Future Gulf Coast Ship Construction to be Consolidated in Mississippi Facilities

•	Ship Construction at Avondale Facility to Wind Down in 2013

•	Company will also Explore Strategic Alternatives for Entire Shipbuilding Business

•	Company to Record an Estimated Q2 2010 Pre-tax Shipbuilding Charge of $113 Million Related to the Consolidation

•	Q2 2010 Financial Results will also Include a $296 Million Tax Benefit Unrelated to the Shipbuilding Decisions

•	Net Impact of Tax Benefit and Shipbuilding Charge to Increase Q2 2010 Earnings from Continuing Operations by About $0.73 per Diluted Share

•	2010 Guidance to be Updated with Announcement of Q2 2010 Financial Results on July 29

•	Conference Call Scheduled Tomorrow at 10:30 a.m. EDT at www.northropgrumman.com
          LOS ANGELES — July 13, 2010 — Northrop Grumman Corporation (NYSE: NOC) announced today plans to consolidate its Gulf Coast shipbuilding operations and explore strategic alternatives for its Shipbuilding business. As a result of the Gulf Coast consolidation, the company will recognize an estimated pre-tax charge of $113 million in the second quarter of 2010. In addition, as previously disclosed, in the second quarter of 2010, the company will record a tax benefit of $296 million related to the final settlement with the Internal Revenue Service of tax returns for the years 2004 through 2006. The net impact of the charge and the tax benefit will increase second quarter 2010 earnings from continuing operations by about $0.73 per share. Neither of these items is reflected in the financial guidance the company provided on April 28, 2010.
Consolidation Actions
          “Our decision to consolidate the Gulf Coast facilities is driven by the need for rationalization of the shipbuilding industrial base to better align with the projected needs of our customers. The consolidation will reduce future costs, increase efficiency, and

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman to Consolidate Gulf Coast Shipyards and Explore Strategic Alternatives for Shipbuilding Business	2

address shipbuilding overcapacity. This difficult, but necessary decision will ensure long-term improvement in Gulf Coast program performance, cost competitiveness and quality,” said Wes Bush, chief executive officer and president.
          “We are extremely proud of our Avondale shipbuilders and their dedicated contributions to our company and our nation. We will work with federal, state and local officials and others to explore alternate uses for Avondale as the last two ships under construction reach completion,” said Bush.
          The consolidation of Gulf Coast ship construction is the next step in the company’s efforts to improve performance and efficiency at its Gulf Coast shipyards, which began with the integration of its shipbuilding operations in early 2008. Since that time, Gulf Coast organization and leadership, operating systems, program execution, risk management, engineering, and quality have been the focus of intense improvement efforts. Consolidating new ship construction on the Gulf Coast in one shipyard will position Shipbuilding to achieve additional performance improvement and efficiency over the long term. Ship construction at Avondale will wind down in 2013. Future LPD-class ships will be built in a single production line at the company’s Pascagoula, Miss. facility. The company anticipates some opportunities in Pascagoula for Avondale shipbuilders who wish to relocate.
Strategic Alternatives
          “Our decision to explore strategic alternatives for Shipbuilding is the result of a portfolio assessment to determine how to best serve our shareholders, customers, and employees. The performance improvement initiatives underway in our Gulf Coast operations will be further enhanced by the facilities consolidation. Recognizing our company’s long-term strategic priorities, we foresee little synergy between Shipbuilding and our other businesses. It is now appropriate to explore separating Shipbuilding from Northrop Grumman,” said Bush.
          The company will evaluate whether a separation of Shipbuilding would be in the best interests of shareholders, customers and employees by allowing both the company and Shipbuilding to more effectively pursue their respective opportunities to maximize long-term value. Strategic alternatives for the Shipbuilding business include, but are not limited to, a spin-off to Northrop Grumman shareholders. The company has engaged Credit Suisse as its lead financial advisor. The company is also being advised by Perella Weinberg Partners.
Financial Impacts
          As a result of the consolidation, the company expects higher costs to complete ships currently under construction in Avondale due to anticipated reductions in productivity and, as a result, is increasing the estimates to complete LPDs 23 and 25 by approximately $210 million. Of this amount $113 million will be recognized as a one-time, pre-tax cumulative charge to Shipbuilding’s second quarter 2010 operating income. The balance will be recognized as lower margin in future periods, principally on the LPD 25. The company also anticipates that it will incur substantial restructuring and facilities shutdown-related costs including, but not limited to, severance, relocation expense, and asset write-downs. These costs are expected to be allowable expenses under government

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman to Consolidate Gulf Coast Shipyards and Explore Strategic Alternatives for Shipbuilding Business	3

accounting standards and recoverable in future years under the company’s contracts. The company estimates that these restructuring costs will be more than offset by future savings expected to be generated by the consolidation.
          Northrop Grumman will webcast a conference call to discuss today’s announcement at 10:30 a.m. EDT tomorrow. A live audio broadcast of the conference call will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com. Replays of the call will be available on the Web site for a limited period of time.
          Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “explore,” “believe,” “estimate,” “guidance” and similar expressions generally identify these forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: timing and execution of the Gulf Coast consolidation described in this release; execution of any strategic alternative for the Shipbuilding business; the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane and earthquake-related insurance coverage and recoveries; costs of environmental remediation; our relationships with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operation or quality setbacks in contract performance; protection of intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
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0710-340

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com